Exhibit 99.1

                              OFFICER'S CERTIFICATE

      I, Peter Lachapelle, hereby certify that I am the duly elected Chief Operating Officer of Ocean Bank, FSB a Federal Savings Bank, ("Ocean") and further, to the best of my knowledge and after due inquiry, as follows:

            1. Ocean has fully complied with the provisions of the Pooling and Servicing Agreement dated as of November 1, 2005 (the "Agreement").

            2. A review of Ocean's activities as Servicer during 2005 under the Agreement was made under my supervision.

            3. To the best of my knowledge, based on such review Ocean has fulfilled all of its obligations as Servicer Under the Agreement throughout the year.


In Witness Whereof, I have hereunto signed my name and affixed the seal of Ocean.

                             /s/ Peter Lachapelle
                             -----------------------------------------
                             Peter Lachapelle, Chief Operating Officer
                             Date: 3/22/06